UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2015

21st CENTURY ONCOLOGY

HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-170812	26-1747745
(Commission File Number)	(I.R.S. Employer Identification No.)

2270 Colonial Boulevard Fort Myers, Florida	33907
(Address of Principal Executive Offices)	(Zip Code)

(239) 931-7275
(Registrant’s Telephone Number, including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01   Change in Registrant’s Certifying Accountant

(a)                                 Dismissal of independent registered public accounting firm.

On August 25, 2015, 21st Century Oncology Holdings, Inc. (the “Company”) notified Deloitte & Touche LLP (“Deloitte”) that Deloitte was dismissed as the Company’s independent registered public accounting firm.  Deloitte’s dismissal became effective on August 25, 2015.  The decision to change accounting firms was approved by the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) and by the Board of Directors of the Company.

During the Company’s two most recent fiscal years ended December 31, 2014 and 2013 and during the period from January 1, 2015 through August 25, 2015, the Company has not had any disagreement with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to the subject matter of disagreement in their reports on the Company’s consolidated financial statements.  In addition, during such periods, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except as set forth in this paragraph.  As disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, the Company identified material weaknesses in the Company’s internal control over financial reporting related to the integration of South Florida Radiation Oncology into the Company’s control environment. Specifically, the material weaknesses related to maintaining appropriate segregation of duties over cash, adequate access controls with regard to financial applications, and adequate controls over the processing of expenditures.  Additionally, as disclosed in the Company’s Quarterly Report on Form 10-Q during the quarter ended June 30, 2015, the Company identified a material weakness related to the design of its regulatory compliance monitoring procedures for Urology.  Specifically, the scope of the compliance work programs and procedures did not address all relevant risks to the organization, including procedures to test for the medical necessity of claims in Urology related to fluorescence in situ hybridization. Moreover, as disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, the Company had a material weakness in internal controls over financial reporting related to its internal communications regarding the identification of and accounting for the loss contingency, along with the related disclosure regarding certain subpoenas the Company received in February 2014, from the Office of Inspector General of the U.S. Department of Health and Human Services. Such material weakness was remediated in 2014. Deloitte’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2014 and 2013 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

The Company’s management has authorized Deloitte to respond fully to the inquiries of its new independent registered public accounting firm regarding all matters.

The Company provided Deloitte a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that Deloitte furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements in Item 4.01(a).  A copy of Deloitte’s letter, dated August 28, 2015, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)                       Engagement of new independent registered public accounting firm.

On August 25, 2015, the Company approved the engagement of Ernst & Young LLP (“EY”) as the Company’s new independent registered public accounting firm.  The engagement of EY had previously been approved by the Audit Committee of the Board of Directors of the Company on August 24, 2015 and by the Board of Directors of the Company on August 25, 2015.

During the years ended December 31, 2014 and 2013 and the subsequent interim period through August 25, 2015, neither the Company nor anyone acting on its behalf consulted with EY regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that EY concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
16.1	Letter to Securities and Exchange Commission from Deloitte & Touche LLP, dated August 28, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21st CENTURY ONCOLOGY HOLDINGS, INC.

Date: August 28, 2015	By:	/s/ Joseph Biscardi
		Name:	Joseph Biscardi
		Title:	Senior Vice President, Assistant Treasurer, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
16.1	Letter to Securities and Exchange Commission from Deloitte & Touche LLP, dated August 28, 2015